Exhibit 99.1

Analog Devices Reports Strong Start to Fiscal Year 2017

  Revenue and earnings per share exceed high end of guidance
  Record first quarter revenue of $984 million drives strong year-on-year margin expansion and cash flow generation
  $1.4 billion in cash flow from operations and $1.2 billion in free cash flow on a trailing twelve month basis

NORWOOD, Mass.--(BUSINESS WIRE)--February 15, 2017--Analog Devices, Inc. (NASDAQ: ADI), today announced financial results for its first quarter of fiscal year 2017, which ended January 28, 2017.

“We have started 2017 with strong and broad-based momentum in our business,” said Vincent Roche, President and CEO. “Our strategy to focus on sustainable and differentiated innovation helped drive 28% year-on-year revenue growth, and our laser focus on operational execution drove strong year-on-year margin expansion and cash generation in the first quarter.”

"In addition, we are pleased with the progress we are making to close the acquisition of Linear Technology, and expect the deal to close by the end of our second fiscal quarter. The combination with Linear Technology, we believe, will create an analog industry powerhouse, capable of creating tremendous value for our customers, employees, and shareholders.”

“Looking ahead to the April quarter, we are planning for revenue to be in the range of $870 million to $950 million, with sequential aggregate strength in our Business to Business (B2B) markets of industrial, automotive, and communications infrastructure being offset by seasonal patterns in the portable consumer market. At the mid-point of this range, we expect revenue to grow 17% over the prior year, which would represent the 4th consecutive quarter of year-over-year revenue growth for ADI.”

ADI also announced that its Board of Directors has approved a 7% increase in its quarterly cash dividend to $0.45 from $0.42 per outstanding share of common stock, representing an annual dividend per share of $1.80. The quarterly dividend that was declared by the Board of Directors will be paid on March 7, 2017 to all shareholders of record at the close of business on February 24, 2017.

Results for the First Quarter of Fiscal Year 2017

  Revenue totaled $984 million, down 2% sequentially, and up 28% year-over-year
  Revenue in ADI’s B2B markets of industrial, automotive, and communications infrastructure totaled $714 million, up 1% sequentially, and up 11% year-over-year
  GAAP gross margin of 65.9% of revenue; Non-GAAP gross margin of 66.1% of revenue
  GAAP operating margin of 27% of revenue; Non-GAAP operating margin of 35% of revenue
  GAAP diluted EPS of $0.69; Non-GAAP diluted EPS of $0.94

Please refer to the schedules provided for a summary of revenue and earnings, selected balance sheet information, and the cash flow statement for the first quarter of fiscal year 2017, as well as the immediately prior and year-ago quarters. Additional information on revenue by end market is provided on Schedule D.

Outlook for the Second Quarter of Fiscal Year 2017
The following statements are based on current expectations, and as indicated, and further explained below, are presented on a non-GAAP basis where the Company is unable without unreasonable efforts to forecast items that will be included in reported GAAP results. These statements are forward-looking and actual results may differ materially, as a result of, among other things, the important factors discussed at the end of this release. These statements supersede all prior statements regarding our business outlook set forth in prior ADI news releases, and ADI disclaims any obligation to update these forward-looking statements.

  Revenue estimated to be in the range of $870 million to $950 million
  Non-GAAP gross margin expected to increase to between approximately 66.5% and approximately 67%
  Non-GAAP operating expenses expected to be down approximately 3% to up approximately 1% sequentially
  Non-GAAP interest and other expense expected to be approximately $30 million
  Non-GAAP tax rate expected to be approximately 8%
  Non-GAAP diluted EPS estimated to be $0.74 to $0.86 per share

With respect to the forward-looking information presented on a non-GAAP basis, the Company is unable to provide a quantitative reconciliation to GAAP because the items that would be included or excluded, other than those described below, are difficult to predict and estimate and are primarily dependent on future events, including costs relating to the consummation and planned integration of the Company’s pending acquisition of Linear Technology Corporation, which is expected to close by the end of the Company’s second fiscal 2017 quarter. Known reconciling items are:

  Non-GAAP gross margin excludes $2.7 million of amortization of purchased intangible assets and depreciation of step up value on purchased fixed assets;
  Non-GAAP operating expenses exclude $18.2 million of amortization of purchased intangible assets and depreciation of step up value on purchased fixed assets;
  Non-GAAP tax rate excludes $1.0 million provision for income taxes which represents the tax effects of the reconciling items noted in the two bullets above; and
  Non-GAAP earnings per share excludes $0.06, which represents the estimated impact of the amortization of purchased intangible assets and depreciation of step up value on purchased fixed assets, net of tax, associated with the non-GAAP adjustments noted above on a per share basis.

Conference Call Scheduled for Today, Wednesday, February 15, 2017 at 10:00 am ET
ADI will host a conference call to discuss first quarter fiscal 2017 results and short-term outlook today, beginning at 10:00 am ET. Investors may join via webcast, accessible at investor.analog.com, or by telephone (call 706-634-7193 ten minutes before the call begins and provide the password "ADI").

A replay will be available two hours after the completion of the call. The replay may be accessed for up to two weeks by dialing 855-859-2056 (replay only) and providing the conference ID: 51678306, or by visiting investor.analog.com.

Non-GAAP Financial Information
This release includes non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Schedules E and F of this press release provides the reconciliation of the Company’s historical non-GAAP measures to their most comparable GAAP measures.

Management uses non-GAAP measures internally to evaluate the Company’s operating performance from continuing operations against past periods and to budget and allocate resources in future periods. These non-GAAP measures also assist management in evaluating the Company’s core business and trends across different reporting periods on a consistent basis. Management also uses these non-GAAP measures as the primary performance measurement when communicating with analysts and investors regarding the Company’s earnings results and outlook and believes that the presentation of these non-GAAP measures is useful to investors because it provides investors with the operating results that management uses to manage the Company and enables investors and analysts to evaluate the Company’s core business. Management also believes that the non-GAAP liquidity measure free cash flow is useful both internally and to investors because it provides information about the amount of cash generated after capital expenditures that is then available to repay debt obligations, make investments and fund acquisitions, and for certain other activities.

The following items are excluded from our non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, and non-GAAP diluted earnings per share:

Acquisition-Related Expenses: Expenses incurred as a result of prior period acquisitions primarily include expenses associated with the fair value adjustments to property, plant and equipment and amortization of acquisition related intangibles, which include acquired intangibles such as purchased technology and customer relationships. We excluded these costs from our non-GAAP measures because they relate to a specific transaction and are not reflective of our ongoing financial performance.

The following items are excluded from our non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, and non-GAAP diluted earnings per share:

Acquisition-Related Transaction Costs: Costs incurred as a result of the Hittite acquisition and the proposed Linear Technology acquisition, including legal, accounting and other professional fees directly related to these acquisitions. We excluded these costs from our non-GAAP measures because they relate to specific transactions and are not reflective of our ongoing financial performance.

Restructuring-Related Expenses: These expenses are incurred in connection with facility closures, consolidation of manufacturing facilities, severance, and other cost reduction efforts. We excluded these expenses from our non-GAAP measures because apart from ongoing expense savings as a result of such items, these expenses and the related tax effects have no direct correlation to the operation of our business in the future.

The following items are excluded from our non-GAAP other expense and non-GAAP diluted earnings per share:

Loss on Extinguishment of Debt: In the first quarter of fiscal 2016, the Company redeemed its outstanding 3.0% senior unsecured notes due April 15, 2016. The Company recognized a net loss on debt extinguishment of approximately $3.3 million, which was comprised of a make-whole premium and the write off of unamortized debt issuance and discount costs. We excluded these costs from our non-GAAP measures because they are not reflective of our ongoing financial performance.

Amortization of Deferred Financing Costs: In the third quarter of fiscal 2016, in connection with the proposed Linear Technology acquisition, the Company obtained bridge financing commitments and incurred financing fees which will be amortized into interest expense over the term of the bridge financing commitments. In the first quarter of fiscal 2017, the Company replaced a portion of the bridge financing commitments with $2.1 billion of senior unsecured notes. As a result, the Company accelerated $7.2 million of the unamortized bridge financing commitment fees into interest expense. We excluded these costs from our non-GAAP measures because they are not reflective of our ongoing financial performance.

The following items are excluded from our non-GAAP diluted earnings per share:

Tax-Related Items: Tax adjustments associated with the non-GAAP items discussed above. In addition, in the first quarter of 2016, the Company recorded a $7.5 million tax benefit related to the reinstatement of the R&D tax credit in December 2015, retroactive to January 1, 2015. We excluded these tax-related items from our non-GAAP measures because they are not associated with the tax expense on our current operating results.

Analog Devices believes that these non-GAAP measures have material limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. In addition, our non-GAAP measures may not be comparable to the non-GAAP measures reported by other companies. The Company’s use of non-GAAP measures, and the underlying methodology when excluding certain items, is not necessarily an indication of the results of operations that may be expected in the future, or that the Company will not, in fact, record such items in future periods.

Investors should consider our non-GAAP financial measures in conjunction with the corresponding GAAP measures.

About Analog Devices
Analog Devices designs and manufactures semiconductor products and solutions. We enable our customers to interpret the world around us by intelligently bridging the physical and digital with unmatched technologies that sense, measure and connect. Visit http://www.analog.com.

Forward Looking Statements
This press release contains forward-looking statements, which address a variety of subjects including, for example, our statements regarding expected revenue, earnings per share, gross margin, operating expenses, interest and other expense, tax rate, and other financial results, expected operating leverage, production and inventory levels, expected market trends, and expected customer demand and order rates for our products, the proposed acquisition of Linear Technology Corporation (“Linear Technology”), the expected timing to close the transaction, expected benefits and synergies of the transaction, expected growth rates of the combined companies, Analog Devices’ expected product offerings, product development, marketing position and technical advances resulting from the transaction. Statements that are not historical facts, including statements about our beliefs, plans and expectations, are forward-looking statements. Such statements are based on our current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: any faltering in global economic conditions or the stability of credit and financial markets, erosion of consumer confidence and declines in customer spending, unavailability of raw materials, services, supplies or manufacturing capacity, changes in geographic, product or customer mix, the ability to satisfy the conditions to closing of the proposed transaction with Linear Technology, on the expected timing or at all; the ability to obtain required regulatory approvals for the proposed transaction, on the expected timing or at all, including the potential for regulatory authorities to require divestitures in connection with the proposed transaction; the occurrence of any event that could give rise to the termination of the merger agreement with Linear Technology; the risk of stockholder litigation relating to the proposed transaction, including resulting expense or delay; higher than expected or unexpected costs associated with or relating to the transaction; the risk that expected benefits, synergies and growth prospects of the transaction may not be achieved in a timely manner, or at all; the risk that Linear Technology’s business may not be successfully integrated with Analog Devices’ following the closing; the risk that Analog Devices and Linear Technology will be unable to retain and hire key personnel; and the risk that disruption from the transaction may adversely affect Linear Technology’s or Analog Devices’ business and relationships with their customers, suppliers or employees. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to both Analog Devices’ and Linear Technology’s filings with the Securities and Exchange Commission (“SEC”), including the risk factors contained in each of Analog Devices’ and Linear Technology’s most recent Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.

Important Additional Information Will Be Filed With The SEC
In connection with the proposed transaction, Analog Devices and Linear Technology have filed and will file relevant information with the SEC, including a registration statement of Analog Devices on Form S-4 (the “registration statement”) that includes a prospectus of Analog Devices and a proxy statement of Linear Technology (the “proxy statement/prospectus”). INVESTORS AND SECURITY HOLDERS OF LINEAR TECHNOLOGY ARE URGED TO CAREFULLY READ THE ENTIRE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT ANALOG DEVICES, LINEAR TECHNOLOGY AND THE PROPOSED TRANSACTION. A definitive proxy statement/prospectus has been sent to Linear Technology’s shareholders. The registration statement, proxy statement/prospectus and other documents filed by Analog Devices with the SEC may be obtained free of charge at Analog Devices’ website at www.analog.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from Analog Devices by requesting them by mail at Analog Devices, Inc., One Technology Way, P.O. Box 9106, Norwood, MA 02062-9106, Attention: Investor Relations, or by telephone at (781) 461-3282. The documents filed by Linear Technology with the SEC may be obtained free of charge at Linear Technology’s website at www.linear.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from Linear Technology by requesting them by mail at Linear Technology Corporation, 1630 McCarthy Blvd., Milpitas, CA, 95035-7417, Attention: Investor Relations, or by telephone at (408) 432-2407.

Non-Solicitation
This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Analog Devices and the Analog Devices logo are registered trademarks or trademarks of Analog Devices, Inc. All other trademarks mentioned in this document are the property of their respective owners.

Analog Devices, First Quarter, Fiscal 2017

Schedule A
Revenue and Earnings Summary (Unaudited)
(In thousands, except per-share amounts)

	Three Months Ended
	1Q 17	4Q 16	1Q 16
	Jan. 28, 2017	Oct. 29, 2016	Jan. 30, 2016
Revenue	$984,449	$1,003,623	$769,429
Year-to-year change	28%	3%	—%
Quarter-to-quarter change	(2)%	15%	(21)%
Cost of sales (1)	335,945	336,936	292,136
Gross margin	648,504	666,687	477,293
Gross margin percentage	65.9%	66.4%	62.0%
Year-to-year change (basis points)	390	80	(320)
Quarter-to-quarter change (basis points)	(50)	60	(360)
Operating expenses:
R&D (1)	183,954	172,926	157,428
Selling, marketing and G&A (1)	130,659	118,881	107,462
Amortization of intangibles	18,160	17,899	17,358
Special charges	49,463	—	—
Total operating expenses	382,236	309,706	282,248
Total operating expenses percentage	38.8%	30.9%	36.7%
Year-to-year change (basis points)	210	(2,360)	(160)
Quarter-to-quarter change (basis points)	790	(400)	(1,780)
Operating income	266,268	356,981	195,045
Operating income percentage	27.0%	35.6%	25.3%
Year-to-year change (basis points)	170	2,450	(160)
Quarter-to-quarter change (basis points)	(860)	470	1,420
Other expense	32,959	33,547	12,868
Income before income tax	233,309	323,434	182,177
Provision for income taxes	16,180	27,277	17,673
Tax rate percentage	6.9%	8.4%	9.7%
Net income	$217,129	$296,157	$164,504

Shares used for EPS - basic	308,786	307,854	311,166
Shares used for EPS - diluted	313,076	311,633	314,793

Earnings per share - basic	$0.70	$0.96	$0.53
Earnings per share - diluted	$0.69	$0.95	$0.52

Dividends paid per share	$0.42	$0.42	$0.40

(1) Includes stock-based compensation expense as follows:
Cost of sales	$1,944	$1,886	$2,092
R&D	$7,021	$7,007	$6,704
Selling, marketing and G&A	$7,564	$6,341	$6,813

Analog Devices, First Quarter, Fiscal 2017

Schedule B
Selected Balance Sheet Information (Unaudited)
(In thousands)

	1Q 17	4Q 16	1Q 16
	Jan. 28, 2017	Oct. 29, 2016	Jan. 30, 2016
Cash & short-term investments	$6,317,066	$4,055,793	$3,789,468
Accounts receivable, net	472,511	477,609	375,087
Inventories (1)	365,586	376,555	404,852
Other current assets	78,570	64,906	74,727
Total current assets	7,233,733	4,974,863	4,644,134
PP&E, net	628,924	636,116	633,362
Investments	48,690	48,089	46,321
Goodwill	1,677,399	1,679,116	1,631,233
Intangible assets, net	529,516	549,368	564,839
Other	85,109	82,726	78,192
Total assets	$10,203,371	$7,970,278	$7,598,081

Deferred income on shipments to distributors, net	$356,666	$351,538	$298,272
Other current liabilities	454,960	431,396	295,833
Long-term debt	3,805,400	1,732,177	1,730,948
Non-current liabilities	279,914	289,549	278,166
Shareholders' equity	5,306,431	5,165,618	4,994,862
Total liabilities & equity	$10,203,371	$7,970,278	$7,598,081

(1) Includes $2,553, $2,486, and $2,853 related to stock-based compensation in 1Q17, 4Q16, and 1Q16, respectively.

Analog Devices, First Quarter, Fiscal 2017

Schedule C
Cash Flow Statement (Unaudited)
(In thousands)

	Three Months Ended
	1Q 17	4Q 16	1Q 16
	Jan. 28, 2017	Oct. 29, 2016	Jan. 30, 2016
Cash flows from operating activities:
Net Income	$217,129	$296,157	$164,504
Adjustments to reconcile net income
to net cash provided by operations:
Depreciation	34,379	34,116	33,209
Amortization of intangibles	19,947	19,547	18,347
Stock-based compensation expense	16,529	15,234	15,609
Loss on extinguishment of debt	—	—	3,290
Other non-cash activity	13,071	22,199	744
Excess tax benefit - stock options	(8,102)	(3,273)	(986)
Deferred income taxes	(7,055)	(12,941)	(7,717)
Changes in operating assets and liabilities	28,594	115,945	(7,295)
Total adjustments	97,363	190,827	55,201
Net cash provided by operating activities	314,492	486,984	219,705
Percent of revenue	31.9%	48.5%	28.6%

Cash flows from investing activities:
Purchases of short-term available-for-sale investments	(326,908)	(1,841,330)	(1,632,014)
Maturities of short-term available-for-sale investments	1,844,380	1,364,419	1,409,538
Sales of short-term available-for-sale investments	287,601	42,645	47,950
Additions to property, plant and equipment	(28,337)	(41,224)	(23,128)
Payments for acquisitions, net of cash acquired	(1,036)	(80,967)	—
Change in other assets	(5,946)	(472)	(6,711)
Net cash used for investing activities	1,769,754	(556,929)	(204,365)

Cash flows from financing activities:
Payments of senior unsecured notes	—	—	(378,156)
Proceeds from (payments of) derivative instruments	3,904	—	(33,430)
Proceeds from debt	2,072,306	—	1,235,331
Payments for deferred financing fees	(5,625)	(4,375)	—
Dividend payments to shareholders	(129,683)	(129,643)	(124,658)
Repurchase of common stock	(3,106)	(1,412)	(131,977)
Proceeds from employee stock plans	34,432	22,154	6,229
Excess tax benefit - stock options	8,102	3,273	986
Contingent consideration payment	—	(1,409)	—
Change in other financing activities	2,221	45	(2,544)
Net cash provided by (used for) financing activities	1,982,551	(111,367)	571,781
Effect of exchange rate changes on cash	(666)	(1,226)	(1,032)

Net increase (decrease) in cash and cash equivalents	4,066,131	(182,538)	586,089
Cash and cash equivalents at beginning of period	921,132	1,103,670	884,353
Cash and cash equivalents at end of period	$4,987,263	$921,132	$1,470,442

Analog Devices, First Quarter, Fiscal 2017

Schedule D
Revenue Trends by End Market (Unaudited)
(In thousands)

The categorization of revenue by end market is determined using a variety of data points including the technical characteristics of the product, the “sold to” customer information, the "ship to" customer information and the end customer product or application into which our product will be incorporated. As data systems for capturing and tracking this data evolve and improve, the categorization of products by end market can vary over time. When this occurs we reclassify revenue by end market for prior periods. Such reclassifications typically do not materially change the sizing of, or the underlying trends of results within, each end market.

	Three Months Ended
	Jan. 28, 2017				Oct. 29, 2016	Jan. 30, 2016
	Revenue	%	Q/Q %	Y/Y %	Revenue	Revenue
Industrial	$401,481	41%	1%	15%	$395,825	$348,402
Automotive	138,585	14%	(2)%	10%	141,459	126,355
Consumer	270,408	27%	(8)%	113%	294,470	126,838
Communications	173,975	18%	1%	4%	171,929	167,834
Total Revenue	$984,449	100%	(2)%	28%	$1,003,683	$769,429

Analog Devices, First Quarter, Fiscal 2017

Schedule E
Reconciliation from GAAP to Non-GAAP Revenue and Earnings Measures (In thousands, except per-share amounts) (Unaudited)
See "Non-GAAP Financial Information" in this press release for a description of the items excluded from our non-GAAP measures.

	Three Months Ended
	1Q 17	4Q 16	1Q 16
	Jan. 28,	Oct. 29,	Jan. 30,
	2017	2016	2016

GAAP Gross Margin	$648,504	$666,687	$477,293
Gross Margin Percentage	65.9%	66.4%	62%
Acquisition-Related Expenses	2,178	2,040	1,445
Non-GAAP Gross Margin	$650,682	$668,727	$478,738
Gross Margin Percentage	66.1%	66.6%	62.2%

GAAP Operating Expenses	$382,236	$309,706	$282,248
Percent of Revenue	38.8%	30.9%	36.7%
Acquisition-Related Expenses	(18,232)	(17,999)	(17,457)
Acquisition-Related Transaction Costs	(8,011)	(5,210)	—
Restructuring-Related Expense	(49,463)	—	—
Non-GAAP Operating Expenses	$306,530	$286,497	$264,791
Percent of Revenue	31.1%	28.5%	34.4%

GAAP Operating Income/Margin	$266,268	$356,981	$195,045
Percent of Revenue	27%	35.6%	25.3%
Acquisition-Related Expenses	20,410	20,039	18,902
Acquisition-Related Transaction Costs	8,011	5,210	—
Restructuring-Related Expense	49,463	—	—
Non-GAAP Operating Income/Margin	$344,152	$382,230	$213,947
Percent of Revenue	35%	38.1%	27.8%

GAAP Other Expense (Income)	$32,959	$33,547	$12,868
Percent of Revenue	3.3%	3.3%	1.7%
Amortization of Deferred Financing Costs	(7,214)	(13,665)	—
Loss on Extinguishment of Debt	—	—	(3,289)
Non-GAAP Other Expense	$25,745	$19,882	$9,579
Percent of Revenue	2.6%	2%	1.2%

GAAP Diluted EPS	$0.69	$0.95	$0.52
Acquisition-Related Expenses	0.07	0.06	0.06
Acquisition-Related Transaction Costs	0.03	0.02	—
Restructuring-Related Expense	0.16	—	—
Amortization of Deferred Financing Costs	0.02	0.04	—
Income Tax Effect of Above Items	(0.03)	(0.02)	—
Loss on Extinguishment of Debt	—	—	0.01
Impact of the Reinstatement of the R&D Tax Credit	—	—	(0.02)
Non-GAAP Diluted EPS (1)	$0.94	$1.05	$0.56

(1) The sum of the individual per share amounts may not equal the total due to rounding

Analog Devices, First Quarter, Fiscal 2017

Schedule F
SUPPLEMENTAL CASH FLOW MEASURES (Unaudited)
(In thousands)

	Three Months Ended
	1Q 17	4Q 16	1Q 16
	Jan. 28, 2017	Oct. 29, 2016	Jan. 30, 2016
Net cash provided by operating activities	$314,492	$486,984	$219,705
% of Revenue	31.9%	48.5%	28.6%
Capital expenditures	(28,337)	(41,224)	(23,128)
Free cash flow	$286,155	$445,760	$196,577
% of revenue	29.1%	44.4%	25.5%

CONTACT:
Analog Devices, Inc.
Mr. Ali Husain, 781-461-3282
781-461-3491 (fax)
Treasurer and Director of Investor Relations
investor.relations@analog.com